SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2008
THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)
(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Senior Executive Management Performance Plan
     On February 4, 2008 the Compensation Committee (the “Committee”) of the Board of Directors of The Timken Company (the “Company”) established the performance goals for 2008 under the Senior Executive Management Performance Plan, which are earnings before interest and taxes as a percentage of beginning invested capital (“EBIT/BIC”) and working capital as a percentage of sales. For 2008, the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers for 2007 (the “Named Executive Officers”) are eligible to receive awards under the Senior Executive Management Performance Plan.
Performance Units
     The Company awards performance units to officers (including the Named Executive Officers) of the Company under its Long-Term Incentive Plan, as Amended and Restated. On February 4, 2008, the Committee established performance goals and awarded performance units for the 2008 — 2010 performance cycle. Payouts under performance units are subject to the attainment of performance goals for return on invested capital and cumulative earnings per share over a three-year performance cycle.
Restricted Share Grants
     On February 4, 2008 the Committee approved grants of restricted shares to the Named Executive Officers. These restricted shares vest over a four year period in equal amounts each year, provided that the Company achieves a certain level of EBIT/BIC during 2008.
Amendments to Form Agreements
     On February 4, 2008 the Committee approved changes to the Company’s forms of Performance Vested Restricted Share Agreement and Performance Unit Agreement. These revised forms of agreements are filed as exhibits to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description of Document
10.1	Form of Performance Vested Restricted Share Agreement for Executive Officers

10.2	Form of Performance Unit Agreement for Officers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: February 7, 2008

EXHIBIT INDEX

Exhibit
Number	Description of Document
10.1	Form of Performance Vested Restricted Share Agreement for Executive Officers

10.2	Form of Performance Unit Agreement for Officers